UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 13, 2009

FORTUNE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-19049
(Commission file number)

20-2803889
(I.R.S. Employer
Identification No.)

6402 CORPORATE DRIVE
INDIANAPOLIS, INDIANA 46278
(Address of principal executive offices)

(317) 532-1374
(Registrant’s Telephone Number,
Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 13, 2009, the Board of Directors of Fortune Industries, Inc. (the “Company”) appointed Tena Mayberry, 45, to the position of President of the Company.

Ms. Mayberry was named president of Century II, a subsidiary of the Company, in 2007, after serving four years as COO, two years as senior vice president and four years as vice president. Prior to joining Century II, Mayberry served in management positions with Contract Sales Managers, Kroger Co. and Norrell Temporary Services.

Mayberry holds a B.S. in marketing and business management from Tennessee Technological University.

Ms. Mayberry has entered into an Employment Agreement with the Company under which Ms. Mayberry will receive an annual salary of $180,000, with an initial term through August 31, 2012. Ms. Mayberry received a grant of 80,000 shares of restricted company common stock, with vesting contingent upon the Company achieving certain EBITDA goals. Ms. Mayberry is also entitled to profit sharing ranging from $20,000 to $195,000 if the Company achieves certain EBITDA goals.

Ms. Mayberry is replacing John F. Fisbeck as the Company’s President. Since June 2005, Mr. Fisbeck has served as the Chief Executive Officer and President of the Company. On April 13, 2009, the Company accepted Mr. Fisbeck’s resignation as the Company’s President. Mr. Fisbeck will remain the Chief Executive Officer of the Company.

Item 9.01. Financial Statements and Exhibits.

None.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      FORTUNE INDUSTRIES, INC.

Date: April 17, 2009                                                                By: /s/ John F. Fisbeck
                                                                                               John F. Fisbeck
                                                                                               Chief Executive Officer